[ARTICLE] 5
[MULTIPLIER]   1,000
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Part II.  Other information,   Item 6a.

Exhibit 11

                                        CIRRUS LOGIC, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)
                                                           Quarter Ended
                                                        July 1,    July 2,
                                                        1995       1994
                                                        ---------  ---------
Primary:

Weighted average shares outstanding                       61,258     59,268

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                      6,494      4,464
  Common stock warrants, using treasury
    stock or modified treasury stock method                   23          8
                                                        ---------  ---------
Common and common equivalent shares used in
  the calculation of net income per share                 67,775     63,740
                                                        =========  =========

Net income                                               $22,737    $15,575
                                                        =========  =========

Earnings per share                                         $0.34      $0.24
                                                        =========  =========

Fully diluted:

Weighted average shares outstanding                       61,258     59,268

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                      7,471      4,464
  Common stock warrants, using treasury
    stock or modified treasury stock method                   27          8
                                                        ---------  ---------
Common and common equivalent shares used in
  the calculation of net income per share                 68,756     63,740
                                                        =========  =========

Net income                                               $22,737    $15,575
                                                        =========  =========

Earnings per share                                         $0.33      $0.24
                                                        =========  =========
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